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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated June 3, 1999 (relating to the financial statements of Motorcycle Centers of America, Inc. presented separately herein), appearing in
Item 15, which is part of this Registration Statement.

We also consent to references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



Cordovano and Harvey, P.C.
Denver, Colorado
June 11, 1999